Exhibit 99.1
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Aqualon Functional Ingredients average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2006	2007	2008	2009	2010
January	2.951	2.851	3.208	2.864	3.743
February	3.445	4.005	4.093	3.616	3.387
March	3.172	3.465	4.945	4.112	4.240
April	4.025	4.050	4.048	3.125	2.673
May	3.222	3.690	4.610	3.740	3.945
June	3.967	4.686	5.558	4.197	4.176
July	4.042	3.739	3.531	3.056	3.269
August	3.129	3.748	4.715	3.768
September	4.286	4.868	5.343	4.299
October	3.101	3.164	3.125	3.055
November	3.510	4.466	4.404	3.850
December	3.966	4.560	3.817	3.289

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.